EXHIBIT 99.1

MAGNITUDE ANNOUNCES ADDITION OF NEW CEO TO LEADERSHIP TEAM

CHESTER, N.J., May 8/PRNewswire-FirstCall/ -- Magnitude Information Systems, Inc. (Nasdaq: MAGY), an ergonomics and productivity software company, today announced the hiring of Edward L. Marney as CEO and President. Steven D. Rudnik, Founder, will continue as Chairman of the Board of Directors.

Mr. Rudnik stated ""We are very excited about getting Ed Marney on board. His strong track record in bringing innovative technology companies to market will accelerate Magnitude's revenue and profitability plan."

Previously, Mr. Marney was Vice President of Medical Manager Health Systems, a WebMD Company, responsible for their Business Intelligence product line. Mr. Marney joined the WebMD executive team through the acquisition of TouchPoint Software Corporation, a company Mr. Marney founded in 1995.

Mr. Marney stated: "I have been following Magnitude for the past two years, watching it lock in some of the most prestigious Fortune 500 companies. With a focus on productivity enhancement, Magnitude is now positioned for rapid expansion within the Fortune 1000 marketplace. I am honored to join Magnitude's executive team and eager to get started."

As Chief Executive Officer and President of TouchPoint, Mr. Marney led the development and marketing of proprietary Business Intelligence (BI) technologies. These software technologies, first applied in the ambulatory healthcare market, catapulted TouchPoint to their leadership position. This success provided the base for TouchPoint's spin-off company, Visual Interactions, Inc. bringing TouchPoint's advanced technologies to the financial marketplace. Through an innovative strategic alliance with WebMD/Medical Manager (WebMD), TouchPoint built an installation base including over four-hundred (400) clients of WebMD's largest and key accounts. In 2001 TouchPoint was acquired by WebMD Corporation as a "strategic asset" in an all-cash transaction. Prior to TouchPoint, Mr. Marney had successful careers at both Medical Information Technologies, Inc. and Burroughs Corporation (UNISYS Corporation).

Mr. Rudnik added: "This addition to our leadership team brings to Magnitude tremendous experience and skills. With Ed on board we have strengthened our infrastructure and enhanced our business development team, enabling our goal for global market growth. With our talented and proven team, coupled with a proven product line, Magnitude is well positioned to capitalize on Magnitude's proprietary intellectual property."

ABOUT MAGNITUDE INFORMATION SYSTEMS, INC.

Magnitude Information Systems, Inc. (http://www.magnitude.com) is the leading developer of Human Capital Optimization Solutions for employers with computer users. ErgoEnterprise(TM), Magnitude's unique patented flagship product, delivers RSI Management and productivity enhancement benefits. ErgoEnterprise has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.